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                                                                 EXHIBIT 99.1(c)

                         ARTICLES SUPPLEMENTARY TO THE

                         ARTICLES OF INCORPORATION OF

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.


           MERRILL LYNCH MUNICIPAL BOND FUND, INC. (hereinafter called the Corporation), a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the City of Baltimore, Maryland, hereby certifies to the state Department of Assessments and Taxation of Maryland that:

           FIRST: The Board of Directors of the Corporation at a meeting duly convened and held on March 27, 1990 adopted a resolution in accordance with Section 2-105(c) of the General Corporation Law of Maryland, to increase the total number of shares of capital stock of the Insured Portfolio, designated as Class A, which the Corporation shall have authority to issue to FIVE HUNDRED MILLION (500,000,000) shares of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Fifty Million
Dollars ( $ 50,000,000).

           SECOND:   The total number of shares of all classes of
stock of the Corporation heretofore authorized, and the number and par value of the shares of each class, are as follows:

           One Billion Eight Hundred Million
           (1,800,000,000) shares of capital stock of the par value of ton cents ($0.10) per share and of the aggregate par value of one
           Hundred Eighty million Dollars
           ($180,000,000), divided into three series, two of which are divided into two classes each. The classes of Common Stock designated as the Insured Portfolio and the High Yield Portfolio consist of 750,000,000 shares each, which are each divided into 375,000,000 shares of Class A and 375,000,000 shares of Class B Common Stock.
           The class of Common Stock designated as the Limited Maturity portfolio consists of
           300,000,000 shares of a single class.

           THIRD: The total number of shares of all classes of stock of the Corporation as increased, and the number and Par value of the shares of each class, are as follows:
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   The class of Common Stock designated as the Insured
   Portfolio shall consist of 875,000,000 shares of the par value of Ten Cents ($.10) per share divided into 500,000,000 shares of Class A and 375,000,000 shares of Class B Common Stock. The class of Common Stock designated as the High Yield Portfolio shall consist of 750,000,000 shares of the par value of Ten Cents
   ($.10) per share divided into 375,000,000 Class A and 375,000,000 Class B shares of Common Stock. The class of Common Stock designated as the Limited Maturity Portfolio shall consist of 300,000,000 shares of the par value of Ten Cents ($.10) per share of a single class.

           FOURTH: The aforesaid action by the Board of Directors was taken pursuant to authority and power contained in the Charter of the Corporation.

           IN WITNESS WHEREOF, MERRILL LYNCH MUNICIPAL BOND FUND,
INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on May 21, 1990.

                                       MERRILL LYNCH MUNICIPAL BOND
                                       FUND, INC.


                                       By: /s/ Arthur Zeikel
                                           --------------------
                                               Arthur Zeikel
                                                President
       Attest:





       /s/ Mark B. Goldfus
       -----------------------
           Mark B. Goldfus
            Secretary

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          The undersigned, President of MERRILL LYNCH MUNICIPAL
BOND FUND, INC., who executed on behalf of said corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                  /s/ Arthur Zeikel
                                  ----------------------
                                      Arthur Zeikel
                                      President

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